Exhibit 16.1

Eisner
Eisner LLP
Accountants and Advisors
750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

October 13, 2006
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549
Dear Sirs/Madams:
We have read item 4.01 of Portrait Corporation of America, Inc. Form 8-K dated
October 16, 2006, and have the following comments.
We agree with the statements made in Item 4.01 regarding our firm. We have no basis on which to agree or disagree with the statements regarding a successor auditor.
Very truly yours,
Eisner LLP